Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:
ESS Technology, Inc.	Rebecca Mack
Investor Relations	Bergman Mack & Associates
(510) 492-1161	(949) 981-4496
rebecca@bergmanmack.com
ESS TECHNOLOGY REPORTS SECOND QUARTER 2005 RESULTS
     FREMONT, Calif., July 27, 2005—ESS Technology (Nasdaq: ESST) today reported net revenues for the second quarter of 2005 of $46.5 million compared to $76.8 million for the same period last year and compared to $42.8 million in the first quarter of 2005. GAAP net loss for the second quarter of 2005 was $11.6 million, or ($0.29) per diluted share, compared to second quarter of 2004 GAAP net income of $3.2 million, or $0.08 per diluted share. For the first quarter of 2005, GAAP net loss was $24.0 million, or ($0.60) per diluted share.
     Non-GAAP net loss for the second quarter of 2005 was $10.9 million, or ($0.27) per diluted share, compared to second quarter of 2004 non-GAAP net income of $4.3 million, or $0.10 per diluted share. For the first quarter of 2005, non-GAAP net loss was $23.3 million, or ($0.59) per diluted share. Non-GAAP net income and net loss exclude amortization of intangible assets and related tax effects.
     Robert Blair, president and CEO of ESS Technology, commented, “The second quarter of 2005 was generally in-line with our expectations. I am pleased to report that our cameraphone revenues grew 100% from $2.5 million in the March quarter to $5.0 million in the June quarter, as we had projected. I will provide additional information about the cameraphone and video business during our earnings conference call,” Mr. Blair concluded.
Third Quarter 2005 Guidance
     The forward-looking statements in this press release are based on current expectations. Any expectations based on these forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Continuing uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
     For the September quarter, we are projecting revenues of $42-$46 million, with non-GAAP gross margins in the 7-10% range. We expect R&D expenses of 19-21% of revenue and SG&A expenses of 21-23% of revenues. Overall, we expect GAAP net loss per diluted share of ($0.37)-($0.39) and non-GAAP net loss per diluted share of ($0.35)-($0.38). Non-GAAP net income and net loss exclude amortization of intangible assets and related tax effects.
     Earnings Conference Call
     As previously announced, ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, July 27,

2005, to discuss its second quarter 2005 results. Investors are invited to listen to a live webcast of the conference call at http://www.esstech.com or http://www.prnewswire.com/ (Search: ESST). A replay of the webcast will also be available at http://www.esstech.com/ and http://www.prnewswire.com/ or by telephone at (800) 642-1687 (U.S./Canada) / (706) 645-9291 (International), Reservation #7594322, beginning at 6:00 p.m. PDT / 9:00 p.m. EDT, July 27, 2005.
About ESS Technology
     ESS Technology, Inc., designs and markets high-performance digital video processor and imaging sensor semiconductors for the consumer digital entertainment, digital photography, camera phone and digital home markets. ESS products include highly integrated chips for DVD players, DVD recorders, VCD players, digital media players, digital audio systems, and camera-enabled cellular phones.
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq National Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)
     The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the timely availability and acceptance of ESS’ products, the uncertainty of the outcome of any litigation proceedings, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding ESS’ future financial results, operating results, business strategies, projected costs, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.
# # #

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30,	December 31,
	2005	2004
ASSETS

Current Assets:
Cash and cash equivalents	$36,204	$41,527
Short-term investments	76,890	85,161
Accounts and other receivables, net	30,393	21,456
Inventories	21,976	45,669
Prepaid expenses and other assets	2,736	3,876

Total current assets	168,199	197,689

Property, plant and equipment, net	22,307	23,009
Goodwill	42,761	43,391
Other intangible assets, net	4,070	6,414
Other assets	13,212	13,241

Total Assets	$250,549	$283,744

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$50,736	$50,646
Income taxes payable and deferred income taxes	41,828	39,738

Total current liabilities	92,564	90,384

Non-current deferred tax liability	—	448

Total liabilities	92,564	90,832

Shareholders’ Equity:
Common stock	178,496	178,030
Accumulated other comprehensive income (loss)	66	(174)
Retained earnings (accumulated deficit)	(20,577)	15,056

Total shareholders’ equity	157,985	192,912

Total Liabilities and Shareholders’ Equity	$250,549	$283,744

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004

Net revenues	$46,491	$76,813	$89,254	$153,558

Cost of revenues	40,613	53,921	89,200	107,253

Gross profit	5,878	22,892	54	46,305
	13%	30%	0%	30%

Operating expenses:

Research and development	8,844	10,537	16,597	19,830

Selling, general and administrative	9,051	9,766	18,705	21,508

Operating income (loss)	(12,017)	2,589	(35,248)	4,967

Non-operating income, net	807	812	695	1,974

Income (loss) before provision for income taxes	(11,210)	3,401	(34,553)	6,941

Provision for income taxes	413	224	1,080	457

Net income (loss)	$(11,623)	$3,177	$(35,633)	$6,484

Net income (loss) per share
Basic	$(0.29)	$0.08	$(0.90)	$0.16

Diluted	$(0.29)	$0.08	$(0.90)	$0.15

Weighted average common shares
Basic	39,772	39,439	39,739	39,372

Diluted	39,772	41,732	39,739	42,175

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we use non-GAAP measures of net income (loss) and earnings (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.
Non-GAAP Net Income (Loss). Non-GAAP net income (loss) calculates the after-tax impact of amortization of intangible assets. Management believes that the non-GAAP net income (loss) measure is useful information to investors because it provides our investors with a means to conduct a meaningful, consistent comparison to our prior periods’ results and to our investors’ expectations for GAAP net income (loss). Given the significant effect of the non-GAAP adjustments, we believe that non-GAAP net income (loss) is a useful means to demonstrate the sustainability of our performance in a manner not affected by unusual events and charges required by GAAP accounting. We use non-GAAP net income (loss) to conduct and evaluate our business. It is the primary means for us to assess on-going operating performance and to set future operating performance expectations. The economic substance behind our decision to use non-GAAP net income (loss) is that the adjustments to net income (loss), which did not reflect the on-going sustainability of performance, had the effect of reducing net income (loss) by more than $600,000 for the periods presented. Despite the importance of this measure to management in goal-setting and performance measurement, we stress that non-GAAP net income (loss) is a non-GAAP financial measure that has no standardized meaning defined by GAAP and, therefore, has limits in its usefulness to investors. Because of its non-standardized definitions, non-GAAP net income (loss) (unlike GAAP net income (loss)) may not be comparable with the calculation of similar measures of other companies. Non-GAAP net income (loss) is presented solely to enable investors to more fully understand how management assesses the performance of our company. We compensate for these limitations by providing full disclosure of the net income (loss) on a basis prepared in conformance with GAAP to enable investors to consider net income (loss) determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate.
Non-GAAP Net Income (Loss) Per Share. Non-GAAP net income (loss) per share calculates the after-tax impact of amortization of intangible assets which result from corporate transactions outside the ordinary course of business. Management believes that the non-GAAP net income (loss) per share measure is useful information to investors because it provides a basis for investors to compare the performance of our operations to prior periods’ results and to their expectations for performance. It also provides a useful means for investors to evaluate the profitability and sustainability of on-going operations. Given the market’s focus on earnings per share and adjusted earnings per share measures, by providing an adjusted earnings per share measurement and showing the components thereof, we seek to eliminate confusion in the marketplace and to provide a consistent means for evaluation of performance. We use non-GAAP net income (loss) per share to conduct and evaluate our business by comparing the measure to prior periods using a consistent method of calculation. We review non-GAAP net income (loss) per share as a primary indicator of the profitability and sustainability of the underlying business, and we use the measure to compare performance to the objectives identified for the business during our budget process. Our budget process includes only revenue and expenses relating to the on-going business operations, in an effort to better manage the on-going operations in a meaningful manner. The economic substance behind our decision to use non-GAAP net income (loss) per share is that without it, the significance of the adjustments during these periods may make it difficult for an investor to assess the on-going performance of the operations of our business. A material limitation associated with the use of this measure as compared to the GAAP measure of net income (loss) per share is that it is a non-GAAP measure which is adjusted for the amortization of intangible assets and, as such, has no standardized measurement prescribed by GAAP and accordingly has limits in its usefulness to investors. Non-GAAP net income (loss) per share may not be comparable with the calculation of earnings per share for other companies. We compensate for these limitations when using non-GAAP net income (loss) per share by providing full disclosure of the earnings (loss) per share measurement and GAAP basis in the financial statements and related commentary in our quarterly release which investors can use to appropriately consider earnings (loss) per share determined under GAAP as well as on an adjusted basis.

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP BASIS NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(unaudited)
(in thousands)

	Three months ended
	June 30,	June 30,	March 31,
	2005	2004	2005
Net income (loss) — GAAP basis	$(11,623)	$3,177	$(24,010)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	699	699	699
Selling, general and administrative	458	487	488
Tax effect of amortization of intangible assets	(470)	(78)	(482)

Net income (loss) — Non-GAAP	$(10,936)	$4,285	$(23,305)

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET
INCOME (LOSS) PER SHARE
(unaudited)
(in thousands)

	Three months ended
	June 30,	June 30,	March 31,
	2005	2004	2005
Basic:
GAAP basic net income (loss) per share	$(0.29)	$0.08	$(0.60)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	0.02	0.02	0.02
Selling, general and administrative	0.01	0.01	0.01
Tax effect of amortization of intangible assets	(0.01)	—	(0.02)

Non-GAAP basic net income (loss) per share	$(0.27)	$0.11	$(0.59)

Diluted:
GAAP diluted net income (loss) per share	$(0.29)	$0.08	$(0.60)
Reconciling items:
Amortization of intangible assets:
Cost of revenues	0.02	0.02	0.02
Selling, general and administrative	0.01	0.01	0.01
Tax effect of amortization of intangible assets	(0.01)	(0.01)	(0.02)

Non-GAAP diluted net income (loss) per share	$(0.27)	$0.10	$(0.59)